NEW MASTER PURCHASE AGREEMENT

This New Master Purchase Agreement ("Agreement") is entered into as of July 15, 2003 (the "Effective Date") by and between Toshiba Corporation, a Japanese corporation having its principal place of business at 1-1 Shibaura 1-chome, Minato-ku, Tokyo 105-8001, Japan ("Toshiba") and M-Systems Flash Disk Pioneers, Ltd., an Israeli corporation having its principal place of business at 7 Atir Yeda St., Kfar Saba, 44425, Israel ("M-Systems").  Toshiba and M-Systems are also hereinafter referred to collectively as the "Parties" and each individually as a "Party".

RECITALS

WHEREAS, Toshiba America Electronic Components, Inc. ("TAEC") and M-Systems, Inc. were parties to a Master Purchase Agreement dated as of August 10, 1998 (as previously amended, the "Previous MPA"); and

WHEREAS, the Previous MPA has been assigned by TAEC and M-Systems, Inc. to Toshiba and M-Systems, respectively; and

WHEREAS, the Parties wish to enter into this Agreement to provide for the terms and conditions of Toshiba`s supply to M-Systems of Standard NAND Products, XDOC Products and Combo Units, and M-Systems` purchase of such Products from Toshiba; and

WHEREAS, this Agreement shall amend, restate and replace in their entirety the terms and conditions of the Previous MPA.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree to amend, restate and replace in their entirety the terms and conditions of the Previous MPA as follows:

AGREEMENT

1.                  DEFINITIONS

The following capitalized terms shall have the following meanings for purposes of this Agreement:

1.1              "Business Day" means any day except (a) a Saturday or Sunday, or (b) any other day on which commercial banks in Tokyo, Japan are authorized by law to close.

1.2              "Combo Unit" means a multi‑chip packaged semiconductor product which includes an XDOC Product (including in die form) in addition to at least one semiconductor chip component that is not an XDOC Product.

1.3              "Delivery Point" means the delivery destination for Products identified in the Purchase Order for such Products under this Agreement.

* M-Systems Confidentiality Treatment Requested

_1_

1.4              An "Epidemic Failure" occurs if the total units of any Product delivered by Toshiba to M‑Systems hereunder (such units to be identified as part of a Product production run, by Product number or other reasonable method) violate the warranty contained in Section 10.1 at a rate equal to or exceeding the applicable rates set forth in Exhibit B-1, Exhibit B-2 or Exhibit B-3, as applicable.

1.5              "Governmental Authority" means any governmental body, agency or official of any country or political subdivision of any country, including, but not limited to, federal, state, county and local governments and administrative agencies; any court, administrative hearing body, arbitrator, commission or other similar dispute resolving panel or body; and any other entity exercising executive, legislative, judicial, regulatory or administrative functions of a government.

1.6              "Lead Time" means the amount of time in advance of the requested delivery date for Products that Toshiba must receive an M-Systems Purchase Order in order to deliver such Products by the requested delivery date, as set forth in Exhibits B‑1, B‑2 and B‑3.

1.7              [***].

1.8              "MDOC D&L Agreements" means the following agreements between the Parties, collectively:  (i) an [***] Development and License Agreement, dated June 5, 1998, relating to the [***] (as defined in such agreement), (ii) an [***] Development and License Agreement, dated July 4, 2000, relating to the [***] (as defined in such agreement), (iii) an [***] Development and License Agreement, dated as of October 25, 2001, relating to the [***] (as defined in such agreement), and (iv) an [***] Development and License Agreement, dated June 25, 2002, relating to the [***] (as defined in such agreement).

1.9              "Order Adjustment Schedule" means the schedule for allowable increases or rescheduling of Purchase Order quantities, as set forth in Exhibit B-1, Exhibit B-2 or Exhibit B-3, as applicable.

1.10          "Person" means a natural individual, Governmental Authority, partnership, firm, corporation or other entity.

1.11          "Preferred Carrier(s)" means the carrier(s) set forth in Exhibit B-1, Exhibit B-2 and Exhibit B-3.

1.12          "Products" means Standard NAND Products, XDOC Products and Combo Units.

* M-Systems Confidentiality Treatment Requested

_2_

1.13          "Purchase Orders" means purchase orders to Toshiba for the Products in accordance with this Agreement, including the Product description, quantity, Delivery Point and requested delivery date."Standard NAND Products" means any single‑level cell or multi‑level cell NAND flash memory products, whether packaged or as dies or wafers, but excluding any XDOC Products.  For the avoidance of doubt, any NAND wafers that are used with an ASIC to create an XDOC Product or with an ASIC and one or more component(s) to create a Combo Unit shall be considered as "XDOC Products" as further provided in the definition of XDOC Products set forth in Section 1.16 below.

1.14          "XDOC D&L Agreement" means the XDOC Development and License Agreement entered into by and between the Parties as of the Effective Date.

1.15          "XDOC Product" means any NAND-based memory device (whether single-chip and/or multi-chip, and whether developed jointly by the Parties and/or their Subsidiaries or developed by a Party and/or its Subsidiaries (solely or together with one or more third parties) without the involvement of the other Party) that is designed or manufactured by or for Toshiba or its Subsidiaries and which has a capability of booting a CPU without other memory devices and that includes internal RAM for achieving the booting capability with the boot code executing in place in the RAM.

For the avoidance of doubt, XDOC Products shall be deemed to include, without limitation the [***] Units, [***] Units and [***] Units developed under the MDOC D&L Agreements

2.                  TERM OF AGREEMENT

This Agreement shall come into force on the Effective Date and will remain in effect until [***], unless earlier terminated pursuant to Section 16.1 below; provided that the Parties may agree (each acting in its sole discretion) to extend the term of this Agreement beyond [***] in connection with an agreed extension of the term of [***] beyond such date.

3.                  GENERAL

3.1              Toshiba agrees to supply to M-Systems, and M-Systems agrees to purchase from Toshiba Products on the terms and subject to the conditions contained herein, including with respect to pricing, terms of delivery and payment and other material terms and conditions.

* M-Systems Confidentiality Treatment Requested

_3_

3.2              M‑Systems shall have the right to purchase and Toshiba shall have the obligation to supply all Products of Toshiba and its Subsidiaries (including any new Products first offered to customers after the Effective Date ("New Products"), and such purchase and supply shall be governed by the terms of this Agreement; provided that Toshiba`s obligation to supply any XDOC Products that are developed exclusively for a third party customer in accordance with such customer`s requirements shall be subject to any restrictions, limitations  or conditions on supply that are applicable to M‑Systems (including prohibitions on such supply, as applicable) imposed by such customer (the "Limited XDOC Products").  Subject to the foregoing limitation on Toshiba`s obligation to supply Limited XDOC Products, the Parties will discuss in good faith separate supply terms for such Limited XDOC Products, with pricing terms to be reasonably determined based on the pricing terms set forth in Exhibit B-2 or Exhibit B-3, as applicable.

3.3              A list of all of Toshiba`s Products as of the Effective Date is set forth in Exhibit A hereto.  Consistent with Section 3.2 and subject to the limitation contained therein on Toshiba`s obligation to supply Limited XDOC Products:

3.3.1        Any New Products, as they are first offered to customers after the Effective Date, shall be automatically deemed added to Exhibit A of this Agreement and shall, without any further actions on the part of either Party, become subject to all terms and provisions of this Agreement.

3.3.2        Toshiba shall provide M-Systems with written notice within [***] days after such time as a New Product developed by Toshiba and its Subsidiaries (by themselves or with any third party) without the involvement of M-Systems is being offered by Toshiba to any of its customers.  Such report notice include such New Product`s specification and any other information as may be reasonably requested by M-Systems.

4.                  PRICING

Pricing for Products supplied hereunder shall be as set forth in Exhibit B‑1 for Standard NAND Products, Exhibit B‑2 for XDOC Products and Exhibit B‑3 for Combo Units, respectively. Any new Standard NAND Products, XDOC Products and Combo Units shall be subject to the pricing set forth in Exhibit B‑1, Exhibit B‑2 or Exhibit B‑3, respectively, for any such New Products.

* M-Systems Confidentiality Treatment Requested

_4_

5.                     FORECASTS, COMMITMENT TO PURCHASE AND SUPPLY, CAPACITY COMMITMENT, LOGISTIC TERMS AND ORDERING

5.1              Forecasts.  M-Systems will deliver to Toshiba forecasts with respect to its purchase of Standard NAND Products and XDOC Products as set forth in Exhibit B‑1 and Exhibit B‑2 hereto, respectively.  A portion of each forecast shall be binding on M‑Systems, as set forth in such exhibits.  Toshiba shall provide to M-Systems a reasonably detailed support plan (the form of which to be discussed and agreed by the Parties) regarding each forecast by no later than [***] Business Days after the date of the applicable forecast; provided that such support plans of Toshiba shall not by themselves affect Toshiba`s obligations to supply Products hereunder (which will be subject to all terms and conditions of this Agreement).

5.2              Toshiba`s commitment to supply.  Toshiba shall be committed to supply Standard NAND Products and XDOC Products (including those to be incorporated in Combo Units) to M-Systems as set forth in Exhibit B‑1 and Exhibit B‑2 hereto, respectively. Toshiba`s supply commitment shall be subject to the applicable provisions set forth herein.

5.3              M-Systems` commitment to purchase from Toshiba.  M‑Systems shall be committed to purchase Standard NAND Products and XDOC Products (including those to be incorporated in Combo Units) from Toshiba as set forth in Exhibit B‑1 and Exhibit B‑2 hereto, respectively.  M‑Systems` purchase commitment shall be subject to the applicable provisions set forth herein.

5.4              Logistics terms.  Toshiba shall offer M-Systems certain logistic terms with respect to the supply of Products as set forth in Exhibit B‑1 (for Standard NAND Products) and Exhibit B‑2 (for XDOC Products).  In addition:

5.4.1        The Products purchase price shall [***].

5.4.2        Toshiba will [***].

5.5              Ordering.  M-Systems shall issue Purchase Orders to Toshiba (or in the event that M-Systems has local purchase capability, directly to Toshiba`s overseas sales companies) pursuant to the terms of this Agreement.  Each Purchase Order will be issued by M-Systems in accordance with the applicable Lead Time(s) and other terms of this Agreement.  Subject to the applicable terms hereof, Toshiba or Toshiba`s applicable overseas sales companies shall accept each Purchase Order within [***] Business Days of receipt by sending a Purchase Order Acknowledgement to M-Systems.  Purchase Orders and Purchase Order Acknowledgements shall be addressed as agreed by the Parties.

* M-Systems Confidentiality Treatment Requested

_5_

5.6              Lead Time Reduction Program.  The Parties will meet periodically to discuss options to effect reductions in Lead Times to allow improved flexibility in ordering and delivery.  The Parties contemplate that the agenda for such meetings will include identification of such options, schedules for determination of associated cost and schedules for implementation.

5.7              Adjustments.  M-Systems may increase, or reschedule Product quantities under Purchase Orders prior to delivery, in accordance with the Order Adjustment Schedule for the applicable Products set forth in Exhibits B-1, B-2 and B-3.

6.                  DELIVERY, CARRIER, AND RISK OF LOSS

6.1              Carrier; Risk of Loss.  Toshiba shall use the Preferred Carriers for Delivery.  If no carrier is designated by M-Systems, Toshiba will select a common carrier at its discretion.  Title and risk of loss or damage to the Product will pass to M‑Systems upon delivery to the Preferred Carrier, "FOB Shipping Point" unless otherwise separately agreed by the local offices of the Parties.

6.2              Delivery Date and Notice of Late Delivery. Toshiba shall deliver Purchase Order quantities accepted by Toshiba to the Delivery Point within the Lead Time for the Purchase Order as set forth in Exhibits B‑1, B‑2 and B‑3.  Without derogating from the provisions of Section 6.3, Toshiba shall provide M-Systems with advance notice in the event that Toshiba believes that it cannot meet the Lead Time for any of the Products ordered under this Agreement, such notice to be provided to M-Systems at least [***] days prior to the scheduled delivery date of the applicable Product and shall set forth the expected delivery date and any other reasonable information requested by M-Systems; Notwithstanding the above, if Toshiba can not provide the abovementioned notice within the abovementioned [***] days because the reasons for such delay are not known to Toshiba [***] days or more before the applicable delivery date, then Toshiba shall be entitled to provide M-Systems with less than [***] days notice provided that Toshiba (i) shall provide such notice no more than one Business Day after it becomes aware that it can not meet the applicable Lead Time, and (ii) shall provide M-Systems with a written reasonably detailed explanation setting forth the reason(s) for Toshiba`s inability to provide the notice within the abovementioned [***] days period.

* M-Systems Confidentiality Treatment Requested

_6_

6.3              Failure to Meet Delivery Date.  If Toshiba fails to timely deliver all or any portion of the Products covered by any Purchase Order, then M-Systems, without prejudice to any other rights or remedies available to M-Systems under law or otherwise, may terminate such Purchase Order in whole or in part and procure from other sources the Products covered by such Purchase Order and not accepted by M-Systems.  Toshiba will reimburse M-Systems for the difference in aggregate price between the price of the Products specified in the Purchase Order and the price paid by M-Systems for substituted products purchased by M-Systems pursuant to this Section.  With respect to the portion of such Purchase Order not terminated, if any, the Product price will not change and the Parties will otherwise continue performance under this Agreement.

7.                  PURCHASE ORDERS AND PURCHASE ORDER ACKNOWLEDGMENTS

Except for the quantities, Delivery Point, and delivery dates specified on the M-Systems` Purchase Orders accepted by Toshiba, the terms governing the supply and purchase of Products hereunder will be governed by the terms and conditions of this Agreement.  In the case of conflict between this Agreement and any Purchase Order, the terms of this Agreement will prevail.

8.                  PAYMENTS

Toshiba will provide invoices to M-Systems for all Products supplied hereunder identifying the applicable Purchase Order(s).  M-Systems will pay each invoice not disputed in good faith not later than [***], provided that the Parties may agree on alternative payment timing to accommodate local purchase arrangements and other agreed circumstances.  Payment of invoices does not constitute final acceptance of the Products and is subject to adjustments for errors, shortages and defects in accordance with this Agreement.

All payments to Toshiba for Products under this Agreement shall be made by wire transfer of immediately available funds to a bank account designated by Toshiba.

9.                  ACCESS TO INFORMATION; QUALITY AND INSPECTION

9.1              Quality Control. Toshiba will establish and maintain quality control procedures that comply with applicable ISO standards.

* M-Systems Confidentiality Treatment Requested

_7_

9.2              Product Inspection.  All Products are subject to inspection by M-Systems and may be rejected and returned to Toshiba if the Products do not comply with the warranty contained in Section 10.1, if the Products are part of an Epidemic Failure under Section 10.3, or if the Products are not delivered in accordance with the accepted Purchase Order.  If Products are so rejected prior to payment, M‑Systems shall be relieved of any payment obligation in connection with such returned Products.  If Products are rejected for defects or non-conformance after payment, but within [***] days  of delivery, M-Systems will be entitled (in lieu of Toshiba`s obligations under Section 10.2 but without otherwise limiting M-Systems` rights hereunder) to a credit for the full amount of the purchase price of such defective or non-conforming Products.

9.3              Site Inspections.  During the term of this Agreement, during normal business hours and upon reasonable notice to Toshiba and its respective manufacturing site(s), M-Systems shall have the right to inspect and, to the extent practicable and at M‑Systems` sole expense, test the Products at all Toshiba sites of manufacture of the Products. Such inspection and testing will not relieve Toshiba of liability regarding the Products later found to be defective or liability regarding Toshiba`s failure to meet its obligations under this Agreement.

9.4              Electronic Access.  To the extent provided by Toshiba to any of its third party customers, Toshiba shall provide M-Systems with reasonable electronic access to information about the status of outstanding Purchase Orders.

10.              LIMITED WARRANTIES

10.1          Liens, Materials and Workmanship.  Toshiba warrants that each of the Products purchased and delivered hereunder:  (i) will be free and clear of all liens and encumbrances; (ii) will be free from all defects in material and workmanship; and (iii) will conform to the agreed specifications for such Products. This warranty shall run for [***] commencing from the date of delivery of the applicable Product.

10.2          Warranty Repair/Replacement.  If any Product is found to breach the warranty specified in Section 10.1, M-Systems may (within the applicable warranty period) send a notice to Toshiba informing it of the breach of warranty.  Upon receipt of such notice, Toshiba will issue a Return Material Authorization (RMA) authorizing M-Systems to return the defective Products to Toshiba.  Upon return of the defective Products, Toshiba shall, at Toshiba`s expense, and Toshiba`s sole discretion, promptly repair or replace such defective Products, and return the repaired or replaced units to M-Systems.  Except as expressly otherwise provided herein, this Section 10.2 shall constitute M-Systems` sole and exclusive remedy and Toshiba's sole and exclusive obligation with respect to any breach of the warranty specified in Section 10.1.

* M-Systems Confidentiality Treatment Requested

_8_

10.3          Epidemic Failures. Toshiba shall, at Toshiba`s own expense and at M-Systems` option, promptly repair or replace or give M-Systems a credit for Products delivered under this Agreement which exhibit Epidemic Failures within one (1) year of the date of delivery of the applicable Products.

10.4          Freight and Incidental Costs. Toshiba will be responsible for freight and incidental costs in connection with the repair or replacement of Products under Sections 10.2 or 10.3, including reasonable costs for labor, inspection and testing, freight charges from M-Systems to Toshiba, and freight charges from Toshiba to M-Systems.

10.5          No Liability. Toshiba`s warranty in Section 10.1 and its obligations under this Section 10 shall not apply with respect to any Product claims or non‑conformance of Products or spare parts relating to, arising from or caused by any of the following: abuse, misuse, improper use, negligence, accident, alteration, modification, tampering or improper repair or installation (in each case including actions not in compliance with applicable Product specifications), by M‑Systems, any other party not authorized by Toshiba or otherwise.

10.6          No Waiver.  Neither M-Systems` approval of Toshiba`s material or design for a Product or its acceptance of any Products not in compliance with Toshiba`s warranty obligations under Section 10.1 shall relieve Toshiba of its obligations under this Section 10, unless otherwise specifically agreed in writing by M‑Systems.

10.7          NO OTHER WARRANTIES.  THE WARRANTIES AND OBLIGATIONS OF TOSHIBA SET FORTH IN THIS SECTION 10 CONSTITUTE TOSHIBA`S SOLE WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS AND PARTS SUPPLIED BY TOSHIBA HEREUNDER.  THE WARRANTIES AND OBLIGATIONS SET FORTH IN THIS SECTION 10 ARE IN LIEU OF, AND TOSHIBA EXPRESSLY DISCLAIMS AND WAIVES, ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR ARISING BY COURSE OF DEALING OR PERFORMANCE, CUSTOM, USAGE IN THE TRADE OR OTHERWISE, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR USE.

* M-Systems Confidentiality Treatment Requested

_9_

10.8          Limitation on Liability.  In no event shall Toshiba`s liability with respect to any Products supplied hereunder for all causes of action of any kind (including, without limitation, tort, contract, negligence, strict liability and breach of warranty) exceed (a) with respect to XDOC Products jointly developed by the Parties, the aggregate amounts paid by M-Systems hereunder and under the Previous MPA for such Products from and after August 10, 1998, and (b) with respect to all other Products, the aggregate amounts paid by M-Systems hereunder from and after the Effective Date; provided that the limitation on Toshiba`s liability contained in this Section 10.8 shall not apply to claims arising under Section 14 (Proprietary Rights Indemnity) or Section 27 (Confidentiality; Publicity).

11.              ENVIRONMENTAL COMPLIANCE

Toshiba represents and warrants to M-Systems that, to the best of its knowledge, it: (i) has been granted or issued all permits required for the storage, handling and disposal of all hazardous materials or waste used by Toshiba in the performance of this Agreement; and (ii) is in compliance with material legal requirements relating to environmental protection applicable to its performance hereunder.  Toshiba shall notify M-Systems in writing promptly upon discovery of any regulatory action taken or initiated against Toshiba, whether or not such action relates to or arises out of this Agreement, that would have a materially adverse impact on Toshiba`s ability to perform its obligations hereunder.  As between Toshiba and M-Systems, regulatory compliance by Toshiba and management of Toshiba`s employees, facilities, and processes is the responsibility of Toshiba.  M-Systems has no express or implied responsibility for the same.

* M-Systems Confidentiality Treatment Requested

_10_

12.              DESIGN MODIFICATIONS

In the event that Toshiba makes any modification to any Products that were designed together with M-Systems (such as the [***] and/or [***] and any other applicable Product) without M-Systems` prior written approval, Toshiba shall continue to offer to M-Systems such applicable Products in their unmodified specifications and form, subject to Toshiba`s rights hereunder to discontinue the production of Products under the applicable terms of this Agreement and its Exhibits.

13.              PACKAGING AND CUSTOMER DOCUMENTATION

M-Systems shall provide specifications for packaging of XDOC Products and Combo Units jointly developed by the Parties, and reproducible copies of all customer documentation and other in-box materials.  Toshiba shall comply with M-Systems` reasonable specifications for packaging the Products.  Toshiba shall, as soon as reasonably possible, incorporate any updates to the customer documentation provided by M-Systems.

14.              PROPRIETARY RIGHTS INDEMNITY

14.1          Representation and Warranty.  Toshiba represents and warrants to M-Systems that for the term of this Agreement the Products provided under this Agreement do not infringe or violate any patent, copyright, trade secret, mask work right or other intellectual property right of a third party.

14.2          Toshiba`s Indemnity Obligation.  Toshiba shall, at its expense and at M-Systems` request, defend any claim or action brought against M-Systems, and M-Systems` subsidiaries, affiliates, directors, officers, employees, agents and independent contractors (collectively, the "M-Systems Indemnified Parties") to the extent it is based on a claim based on or resulting or arising from a breach of the representation contained in Section 14.1, and Toshiba shall indemnify and hold the M-Systems Indemnified Parties harmless from and against any costs, damages and fees reasonably incurred by the M‑Systems Indemnified Parties, including but not limited to fees of attorneys and other professionals, that are attributable to such claim; provided that:  (a) M‑Systems gives Toshiba reasonably prompt notice in writing of any such suit and permits Toshiba, at its sole control and through counsel of its choice, to answer the charge of infringement and defend and negotiate for settlement of such claim or suit; (b) M-Systems provides Toshiba information, assistance and authority at Toshiba`s expense to enable Toshiba to defend such suit; and (c) Toshiba shall not be responsible for any settlement made by M-Systems without Toshiba`s prior written permission.  In the event Toshiba settles any such suit, Toshiba agrees not to disclose to third parties the terms of the settlement nor to permit the party claiming infringement to disclose such terms without first obtaining M-Systems` written permission.

* M-Systems Confidentiality Treatment Requested

_11_

14.3          Exceptions. Toshiba will not have liability under this Section 14 to the extent that: (a) any claimed infringement would not have occurred but for Toshiba`s incorporation of any M-Systems` Technology or any Developed Technology (as such terms are defined in the XDOC D&L Agreement) into the Products; or (b) any claim or suit would have been avoided but for M-Systems` combination, operation, or use of the Products with devices, parts, or software not supplied by Toshiba; or (c) any claimed infringement is primarily attributable to any modification or addition to the Products not authorized by Toshiba.

14.4          M-Systems` Indemnity Obligation.  In the event Section 14.3 applies, and Toshiba is a defendant in such claim or action, then M-Systems shall, at its expense and at Toshiba`s request, defend any such claim or action brought against Toshiba, Toshiba Corporation and their subsidiaries, affiliates, directors, officers, employees, agents and independent contractors, but not Toshiba`s customers (collectively, the "Toshiba Indemnified Parties"), to the extent it is based on a claim that the M-Systems Technology incorporated in the Products provided under this Agreement infringes or violates any patent, copyright, trade secret, mask work right or other intellectual property right of a third party, and M‑Systems shall indemnify and hold Toshiba Indemnified Parties harmless from and against any costs, damages and fees reasonably incurred by Toshiba Indemnified Parties, including, but not limited to fees of attorneys and other professionals that are attributable to such claim; provided that:  (a) Toshiba gives M-Systems reasonably prompt notice in writing of any such suit and permits M-Systems, through counsel of its choice, to answer the charge of infringement and defend such claim or suit; (b) Toshiba provides M-Systems information, assistance and authority at M-Systems` expense to enable M-Systems to defend such suit; and (c) M‑Systems shall not be responsible for any settlement made by Toshiba without M-Systems` prior written permission.  In the event M-Systems agrees to settle any such suit, M-Systems agrees not to disclose to third parties the terms of the settlement nor to permit the party claiming infringement to disclose such terms without first obtaining Toshiba`s written permission.

14.5          Duty to Correct.  In addition to its obligations under Section 14.2, should the use, sale or other disposition of the Products be enjoined by a court or in the event there is a final judicial determination that the Products infringe a third party`s proprietary right, Toshiba shall, at Toshiba`s  expense and option:  (a) procure for M-Systems the past right to make, use and sell and the future right to continue to make, use and sell the Products; or (b) replace or modify the Products to make such Products non-infringing, provided that the replacement or modified Product is functionally interchangeable with and has at least the same performance as the replaced Product; or (c) refund any moneys received by Toshiba from M-Systems hereunder for the Products whose use, sale or other disposition was enjoined.

14.6          Exclusive Liability.  The Parties` obligations set forth in this Section 14 constitute the Parties` exclusive liability and the Parties` sole remedy arising out of any third party`s claim of infringement.

* M-Systems Confidentiality Treatment Requested

_12_

15.              PRODUCT LIABILITY

Toshiba shall, at Toshiba`s expense, indemnify, hold harmless and, at M-Systems` request, defend the M-Systems Indemnified Parties from and against any and all loss, cost, liability or expense (including costs and reasonable fees of attorneys and other professionals) arising out of or in connection with a claim that any of the Products purchased by M-Systems hereunder caused injury or damage to persons or property to the extent caused by any defect in the design or manufacture of such Product when used in accordance with Toshiba`s applicable specifications (including any usage guidelines or instructions), provided that (a) M-Systems gives Toshiba reasonably prompt notice in writing of any such claim and permits Toshiba, at its sole control and through counsel of its choice, to answer, defend and negotiate for settlement of such claim, (b) M‑Systems provides Toshiba information, assistance and authority, at Toshiba`s expense, to enable Toshiba to defend such claim; and (c) Toshiba shall not be responsible for any settlement made by M‑Systems without Toshiba`s prior written permission.  This Section 15 shall not apply to any loss, cost, liability or expense arising out of (y) the negligence of M-Systems or any third party (including any customer), or (z) Toshiba`s incorporation of M‑Systems` Technology into the Products.

16.              TERMINATION

16.1          This Agreement may be terminated as follows:

16.1.1    By consent in writing of both Parties.

16.1.2    At the election of either Party, if the other Party commences a voluntary Proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial portion of its property or taking possession by any such official in any involuntary Proceeding commenced against it, or makes a general assignment for the benefit of creditors, or fails generally to pay its debts as they become due, or takes any action to authorize any of the foregoing.

16.1.3    At the election of either Party, if an involuntary Proceeding is commenced against the other Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for such Party or any substantial part of its property, and such involuntary Proceeding remains undismissed and unstayed for a period of one hundred twenty (120) days.

* M-Systems Confidentiality Treatment Requested

_13_

16.1.4    At the election of either Party, if there has been a material violation or breach by the other Party of any material covenant or agreement contained herein, which violation or breach shall not have been cured or corrected by the violating or breaching Party within [***] Business Days after receipt of notice thereof, describing such violation or breach in reasonable detail (or such longer period (not to exceed [***] Business Days) as is reasonably necessary to remedy such violation or breach, provided that the violating or breaching Party shall commence such action to cure such violation or breach within such [***] Business Days and thereafter shall use commercially reasonable efforts to pursue such cure until such violation or breach is cured).

16.2          In the event of the termination of this Agreement pursuant to Section 16.1, this Agreement shall cease to have further force or effect and neither Party shall have any liability to the other Party in respect to this Agreement, provided that:

16.2.1    Termination of this Agreement for any reason shall not release either Party from any liability which has already accrued as of the effective date of such termination, and shall not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, which a Party may have hereunder, at law, equity or otherwise or which may arise out of or in connection with such termination.

16.2.2    If this Agreement is terminated by M-Systems pursuant to Sections 16.1.2, 16.1.3 or 16.1.4, then M-Systems, in addition to any other rights provided herein but subject to its obligations hereunder to pay for the completed Products, may require Toshiba to transfer title and deliver to M-Systems any completed Products and/or materials that Toshiba has produced or acquired for the completion of such Purchase Order(s).  Toshiba shall protect and preserve for M-Systems` benefit such property in the possession of Toshiba.

16.2.3    If this Agreement is terminated by Toshiba pursuant to Sections 16.1.2, 16.1.3 or 16.1.4, then Toshiba, in addition to any other rights provided herein, may require M-Systems to accept and pay for any completed Products that Toshiba has produced for the completion of any Purchase Order(s) accepted prior to such termination.

16.2.4    Notwithstanding any termination of this Agreement, the provisions of  Sections 10, 11, 14, 15, 16, 22, 26, 27 and 28 shall remain in effect.

* M-Systems Confidentiality Treatment Requested

_14_

16.3          Cancellation of Purchase Order Without Cause.

16.3.1    M-Systems may, for any reason or for no reason whatsoever, cancel any Purchase Order with respect to any Products, in whole or in part and without any further liability to Toshiba and/or its Subsidiaries with respect to such cancellation or the Products covered under such canceled Purchase Order, upon [***] days advance notice to Toshiba.

16.3.2    In the event M-Systems cancels a Purchase Order for Products less than [***] days prior to a scheduled delivery, Toshiba may submit a written claim for cancellation charges within [***] days after the date of such cancellation. Toshiba shall submit its claim together with such reasonable evidence as M-Systems may reasonably request. Toshiba`s claim shall be based solely upon costs incurred by Toshiba as a result of such cancellation, and no profit or opportunity cost shall be considered in calculating such claim.  Upon M-Systems` request, Toshiba will make reasonably available to M-Systems relevant information for inspection and audit with respect to Toshiba`s claim for cancellation charges.  Failure to submit a claim for cancellation charges within such [***] day period shall constitute a waiver of any such claim by Toshiba as a result of M-Systems` cancellation and (subject to Section 16.3.5(b)) M-Systems shall be released from all liability arising out of such cancellation.

16.3.3    Toshiba shall reasonably assess open orders, raw materials, work in process and subassemblies to determine whether or not such items can reasonably be used by Toshiba for the manufacture of other products or reasonably be diverted for any other purpose, and Toshiba`s claim may not include any such usable items.

16.3.4    M-Systems` obligation for cancellation charges pursuant to this Section 16.3 will be limited to the following:

(a)             The price for Products which Toshiba has completed manufacture prior to the effective date of M-Systems` cancellation pursuant to an issued Purchase Order for Products and for which payment has not been made;

(b)            Toshiba`s costs incurred for raw materials, components, subassemblies and work in process at the time of the effective date of such cancellation which were required to fill the Purchase Orders for Products canceled by M-Systems; and

* M-Systems Confidentiality Treatment Requested

_15_

(c)             Toshiba`s reasonable cancellation costs incurred for components and subcontracted items which Toshiba had on order prior to the effective date of such cancellation, which were necessary to fill the Purchase Orders for Products canceled by M-Systems, and for which Toshiba is obligated to pay charges or other amounts arising from M-Systems` cancellation.

16.3.5    Notwithstanding anything to the contrary in this Section 16.3:

(a)             In no event shall any payments made by M-Systems under this Section 16.3 exceed the aggregate purchase price hereunder for the applicable Products covered by the canceled Purchase Order(s), less payments already made.  M-Systems will have the right to exclude from any amounts payable to Toshiba under this Section 16.3 all amounts payable with respect to M-Systems` property lost, damaged, stolen or destroyed prior to delivery to M-Systems and for which Toshiba is responsible.

(b)            Except as expressly set forth in this Section 16.3, M-Systems` cancellation of any Purchase Order for Products pursuant to this Section 16.3 shall not affect in any manner the Parties` rights and obligations under this Agreement (including Exhibit B-1 and Exhibit B-2) or under any other Purchase Orders.  Without limiting the generality of the foregoing sentence, M-Systems` cancellation of any Purchase Order shall not affect in any manner any Commitment by M-Systems to purchase XDOC Products pursuant to any XDOC Product Forecast, as provided in Section 2 of Exhibit B-2.  For the avoidance of doubt, M-Systems shall remain fully committed to purchase from Toshiba all XDOC Products covered under any Commitments (including any Commitment that a cancelled Purchase Order was intended to fulfill in whole or in part).

17.              AGENCY APPROVALS

Toshiba shall obtain any government agency approvals necessary to sell the Products to M-Systems, and (subject as applicable to M-Systems` obligations contained in Section 5.4.1) will pay all application fees, costs of samples, and other reasonable expenses incurred in connection with obtaining such approvals.  M-Systems shall sign any necessary documents and provide any necessary information to enable Toshiba to complete forms and otherwise obtain such approvals.

* M-Systems Confidentiality Treatment Requested

_16_

18.              TAXES AND FOREIGN SHIPMENTS

The prices set forth in Exhibit B are in United States dollars and are exclusive of any and all state or local sales, use, excise or similar taxes, which, if applicable, shall be paid by M-Systems.

19.              CERTIFICATES OF DELIVERY

Upon M-Systems` request and subject to M-Systems` reimbursement of Toshiba`s reasonable out-of-pocket expenses, Toshiba shall provide:  (a) Certificates of Delivery (CD) to M-Systems for Products which were imported into the United States by Toshiba and sold directly to M-Systems as imported goods; or (b) Certificates of Manufacture and Delivery (CMD) for Products which were imported and then further manufactured by Toshiba and sold directly to M-Systems. Toshiba shall also provide to M-Systems a Certificate of Compliance (COC) with each shipment of Products shipped to M-Systems.  Descriptions of merchandise on each CD, CMD or COC must reference both M-Systems` and Toshiba`s  part numbers.

20.              PROPERTY FURNISHED BY M-SYSTEMS

All tools, computer equipment and other materials furnished by M-Systems for use by Toshiba in its performance hereunder will be identified by M-Systems in a reasonably conspicuous manner and will remain the property of M-Systems and will be used byToshiba only for purposes of this Agreement.  All specifications, drawings or other documents and data furnished by M-Systems and tools, dies, molds, jigs, fixtures, patterns, hobs, electrodes, punches, artwork, screens, tapes, templates, machinery, special test equipment, and gauges, which have been furnished, paid for, or charged against M-Systems, will be deemed M-Systems` property and shall be maintained and preserved by Toshiba for M-Systems` during the term of this Agreement.  Such property will be delivered, upon M-Systems` request and at its expense, to M-Systems in good condition, except for normal wear and tear and consumption in connection with its intended use.

21.              COMPLIANCE WITH LAWS

Each party shall comply with all applicable laws and regulations governing their activities under this Agreement, including, without limitation, the export control laws and regulations of the United States and Japan.

* M-Systems Confidentiality Treatment Requested

_17_

22.              LIMITATION OF LIABILITY

EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE WITH RESPECT TO THIS AGREEMENT FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING, BUT NOT LIMITED TO, DAMAGES TO THE OTHER PARTY`S BUSINESS REPUTATION HOWEVER CAUSED, AND ON ANY THEORY OF LIABILITY WHETHER IN AN ACTION FOR CONTRACT, STRICT LIABILITY OR TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, WHETHER OR NOT THE FIRST PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

23.              NO FINDERS OR BROKERS

Each Party hereby represents to the other Party that no finders, brokers or similar third parties have been used in connection with this Agreement or negotiations or other discussions culminating in this Agreement.

24.              GENERAL REPRESENTATIONS

Each Party represents and warrants to the other Party as follows:

24.1          Such Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

24.2          Such Party has all requisite organizational power and organizational authority to enter into and perform its obligations under this Agreement.  The execution, delivery and performance by such Party of this Agreement has been duly authorized by all necessary corporate action.  This Agreement has been duly executed and delivered by such Party.  This Agreement constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

24.3          The execution and delivery by such Party of this Agreement does not, and the performance by such Party of its obligations hereunder will not, conflict with, result in any violation of or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation (in each case by any third party) or to the loss of any benefit by such Party under, (a) its organizational documents or (b) any judgment, injunction, applicable law, contract, agreement or approval to which such Party is a party or by which such Party is bound, except for such matters that, individually or in the aggregate, would not have a material adverse effect on such Party`s performance of its obligations hereunder.

* M-Systems Confidentiality Treatment Requested

_18_

25.              FURTHER COOPERATION

Toshiba shall reasonably cooperate in order to enable M-Systems to have third parties test the XDOC Products die.  As part of such cooperation, Toshiba shall use reasonable efforts to support M-Systems in order to enable M-Systems to have third parties test and burn-in the XDOC Products for purpose of achieving Known Good Die.  The delivery of testing object codes (if necessary to either M-Systems or the third parties) shall be discussed by the Parties in good faith on a case-by-case basis.  In no event shall Toshiba be obligated to provide testing plan or other source code to M-Systems.

26.              RECORDS AND AUDIT

26.1          Both Parties shall keep and maintain appropriate books and records reasonably necessary for verification that they have complied with the terms of this Agreement.

26.2          For four (4) years after the end of each Fiscal Year, each Party shall be entitled, not more than once annually, to retain independent auditors at such Party`s expense (subject to Section 26.4 below), to review the other Party`s books and records for the purpose of determining whether the applicable amounts paid by the Parties (as applicable) meet the requirements of this Agreement.

26.3          Any amounts hereunder due by a Party to the other Party which are determined, as a result of the audit, to be underpaid or overpaid will promptly be corrected and paid to the applicable Party.

26.4          In the event that an audit is requested by one of the Parties (the "Initiating Party") and such audit shows underpayment by the other Party (i.e., the non Initiating Party) of more than seven and a half percent (7.5%) of the aggregate payments due for the period being reviewed, then the other Party shall bear the cost of such audit.

27.              CONFIDENTIALITY; PUBLICITY

27.1          "Confidential Information" means, subject to the limitations set forth in Section 27.3, (i) any information of a Party with respect to which the other Party has a confidentiality obligation as of the date hereof pursuant to the express terms of a written confidentiality or nondisclosure agreement between the Parties, (ii) any information regarding the disclosing Party or its business, including information which relates to research, product plans, designs, patents, trademarks, trade secrets, know-how, products, pricing, services, customers, markets, forecasts, marketing or finance, which is (1) in written or other tangible form and marked with a legend which identifies the information as confidential, or (2) in oral or visual form, identified as being confidential at the time of disclosure and thereafter summarized in a writing which identifies the information as confidential and is transmitted to the receiving Party within thirty (30) days after such oral or visual disclosure.

* M-Systems Confidentiality Treatment Requested

_19_

27.2          Confidentiality Obligation. During the period of eight (8) years from the date of receipt of any Confidential Information, each Party agrees (i) to protect all Confidential Information received by such Party and not to disclose such Confidential Information to any person or entity ("Person"), utilizing the same degree of care the receiving Party utilizes to protect its own confidential information of a similar nature (and in no event less than reasonable care), and (ii) not to utilize such Confidential Information for any purpose other than in connection with the transactions contemplated by this Agreement.  Notwithstanding anything to the contrary in the foregoing, each Party may disclose Confidential Information to any employee, agent or representative who has a "need to know" such information for the purposes of this Agreement, provided that such Person(s) shall be notified that such disclosure is made and shall be kept in confidence.

27.3          Exceptions.  Notwithstanding the provisions of Section 27.2, neither Party shall have any obligation to maintain the confidentiality of any information, and Confidential Information shall not include any information, that (i) is or becomes generally available in the public domain other than as a result of disclosure by the receiving Party (or any third party under a duty of confidentiality to the disclosing Party), (ii) was known by the receiving Party prior to disclosure by the disclosing Party, as can be evidenced by written documents existing at the time of initial disclosure, (iii) was independently developed by the receiving Party without use of or reference to such information, as can be evidenced by written documents, or (iv) was received by the receiving Party from another Person without violation of any confidentiality obligations.

27.4          Ownership. All Confidential Information shall remain the sole property of the disclosing Party. No receiving Party shall have any rights to the Confidential Information of the disclosing Party.

27.5          Disposal of Confidential Information. Within thirty (30) days of the termination of this Agreement, or at any time upon the applicable disclosing Party`s request, the receiving Party shall return to the disclosing Party or destroy all Confidential Information (including copies and electronic records thereof).

27.6          Publicity.  Subject to applicable law and the applicable rules or regulations of any stock exchange on which the securities of either Party are traded, no Party shall issue any press release, publicity statement, communication with stockholders, public notice or other public disclosure relating directly to this Agreement or the transactions contemplated hereby without prior notice to, consultation with, and the consent of the other Party.  The Parties shall issue a joint press release with respect to the transactions under this Agreement and certain other related agreements entered into between the Parties as of the Effective Date, in form to be mutually agreed by the Parties, shortly after the Effective Date of this Agreement.

* M-Systems Confidentiality Treatment Requested

_20_

28.              GENERAL

28.1          Governing Law.  This Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of New York, U.S.A. (without regard to the choice of law provisions thereof). The Parties agree and consent that services of process may be made upon the Parties in any Proceedings relating hereto by any means allowed under applicable law.

28.2          Dispute Resolution.

28.2.1    The Parties intend that all disputes between the Parties arising out of this Agreement shall be settled by the Parties amicably through good faith discussions upon the written request of either Party.  In the event that any such dispute cannot be resolved thereby within a period of sixty (60) days after such notice has been given, such dispute shall be finally settled by binding arbitration at the request of either Party.

28.2.2    Each arbitration hereunder shall be conducted in the English language in New York, New York, U.S.A. in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect (the "Rules").  However, in all events, these arbitration provisions shall govern over any conflicting rules that may now or hereafter be contained in the Rules.  Each Party may demand arbitration by filing a written demand with the other Party within one hundred twenty (120) days after the expiration of the sixty (60) day period described above.  Each Party shall select one (1) arbitrator and the two (2) arbitrators selected by the Parties shall jointly select a third arbitrator, which arbitrators shall conduct the arbitration of such dispute.  In the event the two (2) arbitrators are unable to select a third arbitrator, such selection shall be made pursuant to the Rules.  Judgment upon an award rendered in an arbitration hereunder may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be.  The arbitrators shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding intended to resolve a dispute.  The arbitrators shall also have the authority to allocate between the Parties the costs of the arbitration in such equitable manner as the arbitrators may determine.  The prevailing Party in the arbitration shall be entitled to receive reimbursement of its reasonable expenses incurred in connection therewith.  Notwithstanding the foregoing, either Party shall be entitled to seek preliminary injunctive relief from any court of competent jurisdiction, pending the final decision or award of the arbitrators.  The award rendered in an arbitration hereunder shall be final and non‑appealable.

* M-Systems Confidentiality Treatment Requested

_21_

28.3          Notices and Other Communications.  Any and all notices, requests, demands and other communications required or otherwise contemplated to be made under this Agreement shall be in writing and in the English language and shall be provided by one or more of the following means and shall be deemed to have been duly given (i) if delivered personally, when received, (ii) if transmitted by facsimile, on the first (1st) Business Day following receipt of a transmittal confirmation, or (iii) if by international courier service, on the fourth (4th) Business Day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed in writing to the sender by such courier service.  All such notices, requests, demands and other communications shall be addressed as follows:

If to Toshiba:

Toshiba Corporation
1-1 Shibaura 1- chome, Minato-ku,
Tokyo 105-8001
Japan
Attention: General Manager
Legal Affairs and Contracts Division
Semiconductor Company
Telephone: +81-3-3457-3452
Facsimile: +81-3-5444-9342

If to M-Systems:

General Counsel; and

VP Corporate Development and Legal Affairs
M-Systems Flash Disk Pioneers Limited
7 Atir Yeda St. Kfar Saba, 44425, Israel
Telephone: +972-9-764-5000
Facsimile: +972-3-548-8666

or to such other address or facsimile number as a Party may have specified to the other Party in writing delivered in accordance with this Section 28.3.

28.4          Severability.  If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, the Parties agree that such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.  If necessary to effect the intent of the Parties, the Parties will negotiate in good faith to amend this Agreement to replace the unenforceable language with enforceable language which as closely as possible reflects such intent.

* M-Systems Confidentiality Treatment Requested

_22_

28.5          Force Majeure.  Neither Party shall be liable in any manner for failure or delay in fulfilling all or part of this Agreement, to the extent caused by forces beyond such Party`s control, which may include acts of God, governmental orders or restrictions, war, threat of war, warlike conditions, terrorist actions, hostilities, sanctions, mobilization, blockade, embargo, detention, revolution, riot, looting, strike, lockout, plague or other epidemics, fire, flood or any other such causes or circumstances beyond its control.

28.6          Amendments.  This Agreement may be amended or modified only by a written instrument signed by each Party.

28.7          Waiver.  Any waiver by a Party of an instance of the other Party`s noncompliance with any obligation or responsibility herein contained shall be in writing and signed by the waiving Party and shall not be deemed a waiver of any other instance of the other Party`s noncompliance hereunder.

28.8          No Assignment.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the Parties.  No Party may assign this Agreement or its rights hereunder to any Person without the written consent of the other Party.  No assignment by any Party of this Agreement or of any of such Party`s rights hereunder (as agreed to by the other Party) shall release such assigning Party from any of its obligations hereunder.  Any attempted assignment of this Agreement in violation of this Section 28.8 shall be void and of no effect.

28.9          No Third-Party Beneficiaries.  The terms and provisions of this Agreement are intended solely for the benefit of the Parties and their respective successors and permitted assigns, and the parties do not intend to confer third-party beneficiary rights upon any other person.

28.10      Expenses.  Each Party shall bear all of its out-of-pocket costs and expenses incurred in connection with the negotiation and execution of this Agreement.

28.11      Construction.  This Agreement has been negotiated by the Parties and their respective counsel and shall be fairly interpreted in accordance with its terms and without any strict construction in favor of or against any Party.

* M-Systems Confidentiality Treatment Requested

_23_

28.12      Interpretation and Construction of this Agreement.  Unless the context shall otherwise require, any pronoun shall include the corresponding masculine, feminine and neuter forms, and words using the singular or plural number shall also include the plural or singular number, respectively.  The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation".  All references herein to Articles, Sections, Annexes, Exhibits and Schedules shall be deemed to be references to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement unless the context shall otherwise require.  All Exhibits and Schedules attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.  The headings of the Articles and Sections hereof are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.  Unless the context shall otherwise require, any reference to any agreement or other instrument or statute or regulation is to such agreement, instrument, statute or regulation as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provision).  Any reference in this Agreement to a "day" or a number of "days" (without the explicit qualification of "Business") shall be interpreted as a reference to a calendar day or number of calendar days.  If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given, on the next Business Day.

28.13      Language.  The Parties have negotiated this Agreement in the English language, which shall be the governing language of this Agreement.

28.14      Specific Performance.  The Parties agree that each other Party shall be entitled to obtain an injunction or injunctions in accordance with the dispute resolution procedures contained in Section 28.2 to prevent breaches of the provisions of this Agreement or any agreement contemplated hereunder, and to enforce specifically the terms and provisions hereof.

28.15      Cumulative Remedies.  Except as otherwise expressly provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with, and not exclusive of, any other remedy conferred hereby or by Law or otherwise on such Party, and the exercise of any one remedy will not preclude the exercise of any other remedy.

28.16      Relationship of the Parties.  Nothing contained in this Agreement is intended to, or shall be deemed to, create a partnership among the Parties for any purpose, including tax purposes.  Neither of the Parties will take a position contrary to the foregoing.

* M-Systems Confidentiality Treatment Requested

_24_

28.17      Entire Agreement.  The provisions of this Agreement and the Exhibits and Schedules hereto set forth the entire agreement and understanding among the Parties as to the subject matter hereof and supersede all prior agreements, oral or written, and all other prior communications among the Parties relating to the subject matter hereof.

28.18      Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument.  Each such counterpart shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

* M-Systems Confidentiality Treatment Requested

_25_

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

M-Systems Toshiba CORPORATION

FLASH DISK PIONEERS LTD.

BY: BY:

NAME: Dov Moran NAME: Masashi Muromachi

Vice President, Memory Division

TITLE: President & CEO TITLE: Semiconductor Company

* M-Systems Confidentiality Treatment Requested

_26_

Exhibit A

* M-Systems Confidentiality Treatment Requested

_27_

Exhibits B1, B2 and B3

* M-Systems Confidentiality Treatment Requested

_28_

Exhibit A

List of Products as of the Effective Date:

[***]

* M-Systems Confidentiality Treatment Requested

_29_

EXHIBIT B-1

Standard NAND Products Purchase Terms

1.                  The Purchase Price. Starting as of the Effective Date and subject to Section 1.3 of Exhibit B-2 below, the pricing for Standard NAND Products supplied hereunder shall be:

1.1              Toshiba`s [***].

1.2              Notwithstanding the above, in the event that the [***].

The Standard NAND Products supplied to M-Systems at the pricing under this Section 1.2 shall be [***].

Notwithstanding the foregoing, Toshiba`s commitment to supply M-Systems with Standard NAND Products for the prices set forth in this Section 1.2 will be subject to the following limitations:

(a) such commitment shall apply only during the period [***] (the "Section 1.2 Period");

(b) for each of the [***] periods during the Section 1.2 Period described in the next paragraph (and subject to the additional limitations contained in such paragraph), Toshiba's supply commitment shall be limited to a quantity of Standard NAND Products (the "Base Commitment") equal to [***]

* M-Systems Confidentiality Treatment Requested

_30_

[***]; and

(c) Toshiba shall be committed to supply to M-Systems [***]% of the Base Commitment during the [***] period following the Termination Date, [***]% of the Base Commitment during the [***] period following the Termination Date, and [***]% of the Base Commitment during the [***] period following the Termination Date.

For the avoidance of doubts, any Standard NAND Products purchased by M-Systems for its DiskOnKey Products that exceed the above capacity shall be sold by Toshiba to M-Systems under the pricing model set forth in Section 1.1 above.

1.3              In addition, and only in connection with Standard NAND Products purchased by M-Systems for its DiskOnKey Products for the pricing scheme set forth in Section 1.2 above, from and after the Termination Date, [***].

[***]

[***]

* M-Systems Confidentiality Treatment Requested

_31_

[***].

2.                  Forecasts. By no later than [***] days prior to the end of each calendar month, M-Systems will provide Toshiba with a forecast (each, a "Standard NAND Product Forecast") expressed in aggregate Megabytes of M-Systems` estimated aggregate purchases of Standard NAND Products from Toshiba for the rolling [***] month period following such month.  In addition to the foregoing aggregate estimate, each Standard NAND Product Forecast shall include [***].  [***] by M-Systems for its purchase of Standard NAND Products from Toshiba.  Notwithstanding the foregoing [***], M-Systems shall not be bound by allocations of its Megabyte commitments to particular geographic regions or to particular Standard NAND Products.

[***].

3.                  Buffer Supply. Toshiba will maintain a [***]-week buffer supply of Standard NAND Products, based on M-Systems` most recent monthly Standard NAND Product Forecast.

4.                  Toshiba`s commitment to supply Standard NAND Products. For each fiscal quarter, Toshiba will commit to supply M‑Systems with a quantity of Standard NAND Products equal to [***]% of the aggregate Standard NAND Products expressed in aggregate Megabytes and allocated as requested by M-Systems as contemplated by Section 2 above to which M-Systems has committed for the previous fiscal quarter, in accordance with M-Systems` purchase commitment with respect to Standard NAND Product Forecasts as set forth in Section 2 above.

5.                  M-Systems` commitment to purchase from Toshiba.  (a) Subject to the compliance of Toshiba with the terms set forth in Sections 1, 3 and 4 above and Section 5.5 of the Agreement and (b) in addition to and without affecting Toshiba`s rights under Section 5A below, M-Systems will purchase at least [***]% of its annual Standard NAND Products requirements from Toshiba; provided that M-Systems` purchases of Standard NAND Products from third parties shall be excluded from the calculation of its total Standard NAND Product requirements for purposes of M-Systems` [***]% annual commitment to Toshiba if:

5.1              [***]

* M-Systems Confidentiality Treatment Requested

_32_

[***].

At Toshiba`s election, certifications or quotes set forth above shall be subject to verification in writing by an independent auditor of international reputation mutually approved by the Parties, provided that such verification shall not be deemed to derogate from Section 5.1(iii) above.

5.2              Toshiba`s Standard NAND Products offered to M-Systems do not reasonably meet M-Systems` technology and specification requirements for its products; or

5.3              Toshiba`s Standard NAND Product wafers offered to M-Systems are not reasonably competitive with respect to Known Good Die (KGD).

5A. Notwithstanding Section 5 above, in the event that Section 1.2 above is triggered pursuant to its terms and as long as M-Systems is entitled to purchase from Toshiba Standard NAND Products under the pricing terms set forth in Section 1.2 above, Toshiba shall be the exclusive supplier of Standard NAND Products to M-Systems for its DiskOnKey Products; provided that M-Systems shall be entitled to purchase Standard NAND Products from third parties for M-Systems` DiskOnKey Products (i) to the extent that Toshiba`s Standard NAND Products offered to M-Systems do not reasonably meet M-Systems` technology and specification requirements with respect to its DiskOnKey Products, or (ii) if Toshiba is unable to timely supply Standard NAND Products for M-Systems` DiskOnKey Products for the prices set forth in Section 1.2 above (whether for reasons of available capacity or for any other reasons) in accordance with the terms of the Agreement.

6.                  For purposes of clarification, this Exhibit B-1 does not apply to [***], which shall be governed exclusively by the [***].

7.                  Toshiba shall notify M-Systems of any discontinuance of production of Standard NAND Products at least [***] months in advance.

Upon receipt of any such notice and prior to the cessation of production (the date of such notice, "Notice Date") of such Standard NAND Products, (i) [***]

* M-Systems Confidentiality Treatment Requested

_33_

[***].

Notwithstanding any other provision to the contrary in this Agreement but subject to Toshiba`s notification requirements in this Section 7 of this Exhibit B-1, M-Systems will not be permitted to cancel or reschedule, in whole or in any part, any Purchase Orders for Standard NAND Products scheduled to be delivered within [***].

8.                  Lead Time. The Lead Time for any Standard NAND Products shall be:

8.1              [***] days, if M-Systems has already submitted to Toshiba a Standard NAND Forecast for such Standard NAND Products; or

8.2              [***] days, if M-Systems has not already submitted to Toshiba a Standard NAND Forecast for such Standard NAND Products.

9.                  Order Adjustment Schedule.  Subject to Toshiba`s supply commitment as set forth in Section 4 above and M-Systems` purchase commitment as set forth in Section 5 above, M-Systems may increase or decrease the quantities of Standard NAND Products and/or reschedule the delivery dates for any Purchase Order without liability, if it provides written notice to Toshiba at least [***] days prior to the scheduled delivery date for such Purchase Order.  M-Systems may not otherwise increase or decrease the quantities of Standard NAND Products and/or reschedule the delivery dates for any Purchase Order.

10.              Epidemic Failure Rates for Standard NAND Products shall be as follows:

10.1          Single root cause rate:  [***]%

10.2          Multiple cause rate:  [***]%

11.              Preferred Carriers.  To be mutually agreed by the Parties.

* M-Systems Confidentiality Treatment Requested

_34_

EXHIBIT B-2

XDOC Products Purchase Terms

1. The Purchase Price.  Starting as of the Effective Date, the pricing for XDOC Products supplied hereunder shall be as follows:

1.1 Subject to the capacity limitation set forth in Section 6 below, XDOC Products` pricing will be "[***].

[***].[***].

[***].

1.2 Notwithstanding Section 1.1, any XDOC Products supplied by Toshiba that exceed the capacity limitations set forth in Section 6 below shall be priced as follows:

(a) [***].[***]

* M-Systems Confidentiality Treatment Requested

_35_

[***].

(b) [***].

[***].

(c) The price of NAND wafers that are used or assembled (i) with an ASIC to create an XDOC, or (ii) with an ASIC and one or more component(s) to create a Combo Unit (i.e. NAND wafers that are incorporated into any multi-chip XDOC Products or Combo Units), shall be [***].

(d) The price of XDOC Products that are composed of multiple monolithic XDOC dies shall be [***].

(e) The price of XDOC Products that are composed of a NAND die and a controller

* M-Systems Confidentiality Treatment Requested

_36_

die shall be [***].

(f) [***].

[***].

(g) [***].

1.3 For the purpose of this Section 1 only, any NAND wafers that are used and/or assembled (whether by M-Systems, its Subsidiaries and/or their contractors or by Toshiba or its Subsidiaries) with an ASIC to create an XDOC Product, or with an ASIC and one or more component(s) to create a Combo Unit, shall be considered for all intents and purposes as XDOC Products and shall be purchased by M-Systems and supplied by Toshiba for the applicable prices set forth in this Section 1.

2. Forecasts.  By no later than [***] days prior to the end of each calendar month, M-Systems will provide Toshiba with a forecast (the "XDOC Product Forecast") of M-Systems` estimated purchases of XDOC Products from Toshiba for the rolling [***] month period following such month; [***].

M-Systems` aggregate Commitment (as defined below) for the purchase of XDOC Products with respect to each XDOC Product Forecast shall be as follows (subject to the other terms Section 2A, Section 2B and Section 2C): (i) the first [***] contained in each XDOC Product Forecast shall be considered as Committed purchase orders for the XDOC Products specified therein (i.e. M-Systems must purchase 100% of the XDOC Products identified for [***] of the applicable XDOC Product Forecast) and (ii) [***] contained in each XDOC Product Forecast shall be considered as

* M-Systems Confidentiality Treatment Requested

_37_

purchase orders for the XDOC Products specified therein, subject to following adjustments which may be made in future XDOC Product Forecasts: [***].  For the purpose of this Exhibit B-2, M-Systems "Commitment" under any XDOC Product Forecasts means an obligation to purchase the applicable percentage of XDOC Products included in the XDOC Product Forecasts for the applicable months, subject to paragraphs (A), (B) and (C) below.

In addition to the foregoing:

(A) [***];

(B)  [***]

(C)  [***].

3. Buffer Supply. Toshiba will maintain a [***]‑week buffer supply of XDOC Products based on M-Systems` most recent monthly XDOC Product Forecast.

4. Toshiba`s commitment to supply XDOC Products. For each calendar month, Toshiba will commit to sufficient capacity to manufacture for M-Systems a number of XDOC Products in an amount of (i) at least [***]% of the amounts detailed in M-Systems` XDOC Product Forecast for [***], (ii) at least [***]% of the amounts detailed in M-Systems` XDOC Product Forecast for [***], and (iii) at least [***]% of the amounts detailed in M-Systems` XDOC Product Forecasts for each of [***] inclusive.

The table set forth below is intended to illustrate the percentages detailed in this Section 4 and in Section 2 above:

Month	1	2	3	4	5	6	7	8	9	10	11	12

* M-Systems Confidentiality Treatment Requested

_38_

M-Systems` Commitment	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Toshiba`s capacity guarantee	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

Without derogating from this Section 4, in the event that [***].

5. [***]

5.1 [***];

5.2 [***]

5.3 [***].

6. Limitation on Toshiba`s supply commitment of XDOC Products. Toshiba`s supply commitment of XDOC Products for the pricing set forth in Section 1.1 above (whether as single-chip, multi-chip or Combo Units) to M-Systems will be limited to certain wafer

* M-Systems Confidentiality Treatment Requested

_39_

volume limitations each year, to be determined based on [***].

Toshiba undertakes that no later than [***] of each calendar year it shall inform M-Systems of its expected worldwide NAND production for the next calendar year, and shall update M-Systems in the event of any material changes to such capacities.

In addition to the above supply commitment and without derogating from Toshiba`s commitment under this Section 6, in the event that M-Systems` demand for XDOC Products exceeds the above Toshiba commitment, Toshiba will make commercially reasonable efforts to provide M-Systems with an additional equitable allocation of XDOC Products, subject to Toshiba`s commitments to other customers and other relevant factors.

7. Notwithstanding the foregoing provisions of this Exhibit B-2, the Parties will discuss in good faith separate supply terms for XDOC Products which are developed by Toshiba for its customers and which are subject to any restrictions or limitations imposed by such customers, provided that the pricing terms will be reasonably determined based on the pricing terms set forth in Section 1 above or Exhibit B-3 below, as the case may be.

8. [***].

[***]

. * M-Systems Confidentiality Treatment Requested

_40_

[***].

9. Toshiba shall notify M-Systems of any discontinuance of XDOC Products at least [***] in advance.

Upon receipt of any such notice and prior to the cessation of production (the date of such notice, "Notice Date") of such XDOC Products, (i) M-Systems may order at any time prior to the date production ceases ("EOL Date") for delivery no later than the EOL Date, any quantity of such XDOC Products, subject to the terms of the Agreement, and (ii) M-Systems may order until the EOL Date for delivery after the EOL Date but no more than [***] from the EOL Date up to but not more than twice the quantity of the applicable XDOC Products that M-Systems ordered from Toshiba during the [***] prior to Notice Date.

Toshiba shall not sell any jointly developed XDOC Products to any other customer after discontinuing sales of such XDOC Products to M-Systems, unless M-Systems has discontinued placing purchase orders for such XDOC Products and has declined to purchase any remaining inventory after being given at least [***] days notice of Toshiba`s intent to sell such inventory.

Notwithstanding any other provision to the contrary in this Agreement but subject to Toshiba`s notification requirements in this Section 9 of this Exhibit B-2, M-Systems will not be permitted to cancel or reschedule, in whole or in any part, any Purchase Orders for XDOC Products scheduled to be delivered within [***] months from the date production ceases.

10. Lead Time.  The Lead Time for any XDOC Products shall be [***] days.  Provided (i) that beginning from a time to be mutually agreed by the Parties and continuing thereafter, in addition to any initial Purchase Order that M-Systems issues to Toshiba for XDOC Products, M‑Systems shall issue a subsequent Purchase Order to the applicable Toshiba overseas sales company (covering the same XDOC Products as the initial Purchase Order but which identifies the final regional allocation for such XDOC Products) and the Lead Time for such Purchase Order shall be [***] days, and (ii) that in no event shall the Lead Time offered to M-Systems for an XDOC Product exceed the Lead Time offered by Toshiba and/or any of its Subsidiaries for such product to any third party.

11. Order Adjustment Schedule.  M-Systems shall be entitled to increase the quantity or reschedule the delivery of XDOC Products ordered on a binding Purchase Order in accordance with the tables below.  Provided that to the extent that there is any inconsistency between Section 4 above and this Section 11 of this Exhibit B-2, the terms of Section 4 shall prevail.

Order Quantity Increase Order Rescheduled

* M-Systems Confidentiality Treatment Requested

_41_

Days Adjustment Days Adjustment

[***] [***] [***] [***]

* "Days" means the number of days from receipt of written notification of the requested adjustment by M-Systems until the scheduled delivery date of the Products.

* "Adjustment" means the allowable percentage of units ordered that may be either increased over the original purchase order quantity or rescheduled for later delivery ([***]) from the original Purchase Order delivery date.

12. Epidemic Failure Rates for XDOC Products shall be as follows:

* Single root cause rate:  [***]%

* Multiple cause rate: [***]%

13. Preferred Carriers.  To be mutually agreed by the Parties.

* M-Systems Confidentiality Treatment Requested

_42_

EXHIBIT B-3

Combo Units

1. The purchase price for any Combo Units from Toshiba hereunder shall be calculated according to the following cost:

1.1 M-Systems` cost for the Standard NAND Products and XDOC Products manufactured by Toshiba shall be determined pursuant to the provisions of Exhibits B-1 and B-2, as applicable, on the same basis as the other Standard NAND Products and XDOC Products supplied by Toshiba under these arrangements;

1.2 M-Systems` cost for memory devices other than Standard NAND Products and XDOC Products (such as for example, PSRAM) manufactured by Toshiba (collectively, "Memory Devices") shall be [***].  [***].

1.3 M-Systems` cost for products purchased by Toshiba from third parties shall be Toshiba`s actual purchase price plus any handling charge in the range of [***]% to [***]%, depending on the volume to be mutually agreed by the Parties; and

1.4 If relevant, reasonable packaging assembly and testing costs (that are reasonably competitive compared to the industry`s packaging assembly and testing costs).

2. Toshiba shall notify M-Systems of any discontinuance of Combo Units at least [***] months in advance.

Upon receipt of any such notice and prior to the cessation of production (the date of such notice, "Notice Date") of such Combo Units, (i) M-Systems may order at any time prior to the date production ceases ("EOL Date") for delivery no later than the EOL Date, any quantity of such Combo Units, subject to the terms of the Agreement, and (ii) M-Systems may order until the EOL Date for delivery after the EOL Date but no more than [***] from the EOL Date up to but not more than twice the quantity of the applicable Combo Units that M-Systems ordered from Toshiba during the [***] months prior to Notice Date.

Toshiba shall not sell any jointly developed Combo Units to any other customer after discontinuing sales of such Combo Units to M-Systems, unless M-Systems has discontinued placing purchase orders for such Combo Units and has declined to purchase any remaining inventory after being given at least [***] days notice of Toshiba`s intent to sell such inventory.

* M-Systems Confidentiality Treatment Requested

_43_

Notwithstanding any other provision to the contrary in this Agreement but subject to Toshiba`s notification requirements in this Section 2 of this Exhibit B-3, M-Systems will not be permitted to cancel or reschedule, in whole or in any part, any Purchase Orders for Combo Units scheduled to be delivered within [***] months from the date production ceases.

3. [***].[***].

[***].

4. Lead Time. The Lead Time for any Combo Unit shall be [***].

5. Order Adjustment Schedule.  M-Systems shall be entitled to increase the quantity or reschedule the delivery of Combo Units ordered on a binding Purchase Order in

* M-Systems Confidentiality Treatment Requested

_44_

accordance with the tables below.

Order Quantity Increase Order Rescheduled

[***] [***] [***] [***]

* "Days" means the number of days from receipt of written notification of the requested adjustment by M-Systems until the scheduled delivery date of the Products.

* "Adjustment" means the allowable percentage of units ordered that may be either increased over the original purchase order quantity or rescheduled for later delivery ([***]) from the original Purchase Order delivery date.

6. Epidemic Failure Rates for Combo Units shall be as follows:

* Single root cause rate: [***]%

* Multiple cause rate: [***]%

7. Preferred Carriers.  To be mutually agreed by the Parties.

* M-Systems Confidentiality Treatment Requested

_45_